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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the references to our firm under the captions "Selected Historical Consolidated Financial Data" and "Experts" and to the use of our report dated September 19, 1997, except for Note P as to which the date is February 6, 1998, with respect to the consolidated financial statements of Boston Celtics Limited Partnership included in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-50367) and related Prospectus of Boston Celtics Limited Partnership II, Boston Celtics Limited Partnership and Castle Creek Limited Partnership.



                                          /s/ ERNST & YOUNG LLP



Boston, Massachusetts


May 20, 1998